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Exhibit 77Q1(a)

                                            AMENDMENT NO. 2 TO
                         AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                               OF AMERICAN CENTURY TARGET MATURITIES TRUST


         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 31st day of August, 2007, by the Trustees hereunder.

         WHEREAS, the Target 2005 Fund was liquidated in accordance with a Plan of Liquidation, effective November 18, 2005; and

         WHEREAS, the Target 2030 Fund was liquidated in accordance with a Plan of Liquidation, effective June 17, 2005; and

         WHEREAS, the Board of Trustees has determined that it is in the best interest of American
Century Target Maturities Trust (the "Trust") to amend the Trust's Amended and Restated Agreement and
Declaration of Trust to reflect such liquidation;

         NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and
Declaration of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

         IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.


Trustees of the American Century Target Maturities Trust


/s/ Jonathan S. Thomas                               /s/ Peter F. Pervere
Jonathan S. Thomas                                            Peter F. Pervere


/s/ John Freidenrich                                          /s/ Myron S. Scholes
John Freidenrich                                     Myron S. Scholes


/s/ Ronald J. Gilson                                          /s/ John B. Shoven
Ronald J. Gilson                                     John B. Shoven


/s/ Kathryn A. Hall                                           /s/ Jeanne D. Wohlers
Kathryn A. Hall                                      Jeanne D. Wohlers




                                                   A-1
                                                SCHEDULE A

                                 American Century Target Maturities Trust


Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as
Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in
Section 6:


Series                                      Class                               Date of Establishment

Target 2010 Fund                           Investor Class                     11/08/1984
                                           Advisor Class                      08/01/1997

Target 2015 Fund                           Investor Class                     09/01/1986
                                           Advisor Class                      08/01/1997

Target 2020 Fund                           Investor Class                     12/29/1989
                                           Advisor Class                      08/01/1997

Target 2025 Fund                           Investor Class                     02/16/1996
                                           Advisor Class                      08/01/1997


This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.



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